SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 23, 2005

FiberMark, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-12865	82-0429330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

161 Wellington Road
P.O. Box 498
Brattleboro, Vermont 05302
(802) 257-0365

Item 2.02 Results of Operations and Financial Condition.

On May 23, 2005, FiberMark announced its first-quarter 2005 results. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Exhibit associated with this item attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1  Press Release Dated May 23, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FiberMark

Date: May 24, 2005	By:	/s/ John E. Hanley
John E. Hanley
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release dated May 23, 2005

                                   FOR IMMEDIATE RELEASE    Contact:  Janice C. Warren
                                            Director of Investor Relations and Corporate Communications
                                            802 257 5981

FiberMark Reports First-quarter 2005 Results

BRATTLEBORO, VERMONT, May 23, 2005—FiberMark, Inc., (OTCBB: FMKIQ) today issued its financial results for the first quarter ended March 31, 2005. The company reported a net loss of $2.3 million, or $0.33 per share, versus a loss of $16.9 million, or $2.38 per share, in 2004. The smaller net loss primarily reflects lower reorganization expense of $6.5 million and lower interest expense of $8.3 million both related to the company’s chapter 11 filing. Foreign exchange benefits contributed to $2.9 million of the improvement. Offsetting those improvements were lower volume from North American operations, higher raw material costs, particularly in pulp and latex, and energy, which were only partially offset by price increases, improvements in product mix and lower fixed costs.

Net sales in the first quarter of 2005 were $114.8 million compared with $112.4 million in the prior-year quarter, an increase of $2.4 million or 2.1%. Sales from German operations were $61.2 million compared with $55.6 million in 2004, an increase of $5.6 million or 10.1%. Excluding the effects of a stronger euro, which accounted for $2.8 million of the increase, sales from German operations increased by $2.8 million or 5.0%. The company continued to generate sales gains in most of its German operations due to a combination of market share gains and geographic growth, particularly in the Pacific Rim. However, weak economic conditions in Europe, particularly in Germany, have affected industry demand in the nonwoven wallcovering market. German sales levels also reflect some offsetting pockets of pricing pressure and weaker product mix. Sales from North American operations were $53.6 million in the 2005 quarter versus $56.9 million in 2004, a decline of $3.3 million or 5.8%. North American operations sales reflect modest declines in most product families, particularly in technical specialties due to a combination of market erosion and lackluster economic conditions. Lower volume was partially offset by price increases and improvements in product mix.

As of March 31, 2005, FiberMark’s pro forma unused borrowing capacity under its existing credit facilities was $36.3 million.

FiberMark, headquartered in Brattleboro, Vt., is a leading producer of specialty fiber-based materials meeting industrial and consumer needs worldwide, operating 11 facilities in the eastern United States and Europe. Products include filter media for transportation and vacuum cleaner bags; base materials for specialty tapes, electrical and graphic arts applications; wallpaper, building materials and sandpaper; and cover/decorative materials for office and school supplies, publishing, printing and premium packaging.

This document contains forward-looking statements. Actual results may differ depending on the economy and other risk factors discussed in the company's Form 10-K/A as filed with the SEC on May 4, 2005, which is accessible on the company's Web site at www.fibermark.com.

(tables follow)

FIBERMARK, INC. Condensed Consolidated Statements of Operations Three Months Ended March 31, 2005 and 2004 (In thousands, except per share amounts) Unaudited

	2005	2004

Net sales	$114,797	$112,428

Cost of sales	94,989	91,184

Gross profit	19,808	21,244

Selling, general and administrative expenses	11,321	12,088

Income from operations	8,487	9,156

Foreign exchange transaction (gain) loss	262	(227)
Other expense, net	320	736
Interest expense, net (excluding post-petition contractual interest of $8,525 and $92 in 2005 and 2004, respectively)	585	8,948
Reorganization expense	5,502	11,985

Income (loss) before income taxes	1,818	(12,286)

Income tax expense	4,144	4,564

Net loss	$(2,326)	$(16,850)

Basic loss per share	$(0.33)	$(2.38)

Diluted loss per share	$(0.33)	$(2.38)

Weighted average basic shares outstanding	7,066	7,066
Weighted average diluted shares outstanding	7,066	7,066

FIBERMARK, INC. Condensed Consolidated Balance Sheets (In thousands, except share and per share amounts) Unaudited

	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash	$2,938	$1,194
Accounts receivable, net of allowances	66,885	61,116
Inventories	74,961	73,650
Prepaid expenses	4,502	4,339

Total current assets	149,286	140,299

Property, plant and equipment, net	241,461	248,853
Goodwill	8,845	9,167
Other intangible assets, net	2,139	2,629
Other long-term assets	4,778	4,858

Total assets	$406,509	$405,806

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Revolving credit line	$12,588	$2,628
Accounts payable	18,865	24,063
Accrued liabilities	24,175	21,269
Accrued income taxes payable	17,399	15,458
Deferred income taxes	266	279

Total current liabilities not subject to compromise	73,293	63,697

Long-term liabilities:
Deferred income taxes	24,384	28,497
Other long-term liabilities	48,327	48,788

Total long-term liabilities not subject to compromise	72,711	77,285

Liabilities subject to compromise	365,909	366,700

Total liabilities	511,913	507,682

Stockholders’ deficit:
Preferred stock, par value $.001 per share;
2,000,000 shares authorized, and none issued	-	-
Series A Junior participatory preferred stock, par value $.001;
7,066 shares authorized, and none issued	-	-
Common stock, par value $.001 per share; 20,000,000 shares authorized
7,070,026 shares issued and 7,066,226 shares outstanding in 2005 and 2004	7	7
Additional paid-in capital	65,496	65,496
Accumulated deficit	(177,034)	(174,708)
Accumulated other comprehensive income	6,162	7,364
Less treasury stock, 3,800 shares at cost in 2005 and 2004	(35)	(35)

Total stockholders’ deficit	(105,404)	(101,876)

Total liabilities and stockholders’ deficit	$406,509	$405,806

FiberMark, Inc.
Supplemental Financial Information

Reconciliation of Net Loss to EBITDAR

EBITDAR, a non-GAAP measure, is defined as earnings before interest, taxes, depreciation, amortization and reorganization expenses. This financial metric reflects liquidity and operating profitability commonly used by the investment community and internally for evaluation purposes. Such measures should be considered in addition to, but not in lieu of, financial measures reported under GAAP.

	Three Months Ended March 31,		Variance
	2005	2004	$	%

Net loss	$(2,326)	$(16,850)	$14,524	86%

Adjustments to reconcile to EBITDAR:
Net interest	585	8,948	8,363
Income tax	4,144	4,564	420
Depreciation and amortization	4,679	4,663	(16)
Chapter 11 reorganization expense	5,502	11,985	6,483
	14,910	30,160	15,250	51%

EBITDAR[1]	12,584	13,310	(726)	-5%

[1]Includes foreign exchange (gain)/loss	262	(227)	(489)